Exhibit 99.3
First Quarter Results and Conference Call July 30, 2008

Forward-looking Statements Some of the statements in this presentation are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they relate only to anticipated or expected events, activities, trends or results, which are inherently subject to risks, uncertainties and other factors. Actual results and outcomes may differ materially from what is expressed or forecast in such statements. Important factors include, but are not limited to: (1) the effects of the current downturn in the homebuilding industry, including potential adverse market conditions that could result in additional inventory or other impairments; (2) changes in national or regional economic or business conditions, including employment levels and interest rates; (3) competition; (4) customer cancellations; (5) price changes in raw materials or other components of our houses; (6) the effects of disruptions in the mortgage financing industry, including the tightening of credit and reduction in liquidity; (7) the availability of adequate sources of financing; and (8) our ability to generate cash from sales of assets and other sources that supplement our existing capital resources. These risks and uncertainties are described in greater detail in our periodic and other reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2008. Forward-looking statements included in this presentation are made as of its date, and the risk that actual results will differ materially from expectations expressed will increase with the passage of time. We do not undertake any obligation to update or revise any forward-looking statement.

Market conditions worsened in the quarter Foreclosures are rising Employment is weakening Consumer confidence is waning Mortgage qualification standards are tightening Traffic and sales have diminished

Expect to maintain a strong cash position $1.24 billion cash on hand at June 30 Should increase by fiscal year end Expect positive cash flow from homebuilding operations for FY2009 Conserving cash for future flexibility Minimizing land development spending

Aggressively building a better Centex Focused on asset efficiency and a more flexible land position Improving core Centex business processes Increasing relative share strength in markets that will provide best returns Expect sustainable cost reductions and higher, more consistent future returns

Centex Energy Advantage program Standard for all new Centex homes starting January 2009 Up to 22% more efficient than comparable new homes Up to 40% more efficient than a typical 10-year old home Helps our homebuyers address affordability 17,800 fewer metric tons of carbon yielded annually for each 10,000 homes Equivalent of the greenhouse gas emissions from 2,957 cars for 1 year A positive for customers, shareholders, employees and the environment

First quarter commentary Generated positive cash flow from homebuilding operations Significantly improved balance sheet strength Transitioning back to "build-to-order" model Gross margins improved 410 bps sequentially from March quarter Discounts and incentives down 380 bps sequentially Reduced unsold inventory 72% yoy and 23% sequentially Total company SG&A down 35% yoy Financial services were profitable Winding down retail operations

First quarter homebuilding operations Revenues down 42% to $1.05 billion Closings down 35% to 3,939 homes Average selling price decreased 10% to $262,044 Sales (orders), down 35% Down 22.5% on a per neighborhood basis Backlog 8,022 units, down 27% $2.05 billion, down 36% Own 66,766 lots, down 31% yoy Control options on 14,550 lots, down 73% yoy

East 1,016 -21% 644 -42% Southeast 579 -22% 498 -30% Central 499 -54% 607 -35% Texas 1,251 -20% 1,007 -34% Northwest 515 -35% 621 -32% Southwest 322 -67% 526 -32% Other 33 +10% 36 -67% Total 4,215 -35% 3,939 -35% Homebuilding: First quarter sales and closings Sales % Chg Closings % Chg For the Quarter Ended June 30, 2008

Significantly improved liquidity Cash balance of $1.24 billion at June 30 Expecting balance to be higher on 3/31/09 Continue to proactively lower debt Bought back $67 mil of senior notes in 1Q Will pay off $150 mil of senior notes in 2Q at maturity Expect to reduce joint venture debt by approximately $70 mil in 2Q Significantly increased bank revolver availability Dramatically reducing land spend budget Land acquisition/development now expected to be less than $400 mil for remainder of this fiscal year Cash conservation and accumulation is a top company priority Expect to remain capital self-sufficient

Focused on restoring profitability Observing higher margins on "to-be-built" homes 410 bps sequential improvement in housing gross margin Incentives and discounts should continue to diminish Direct construction cost reductions offsetting higher commodity and energy costs Lowering interest expense Continuing to adjust overhead spending

Key Messages Market conditions worsened in the quarter Expect to maintain a strong cash position Focused on restoring profitability Aggressively building a better Centex

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